UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 1, 2011

Source Rock, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-169032	27-1521364
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

6528 E 101 St., Suite 380, Tulsa, OK	74133
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:      (800) 780-3550

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

       .   Written communications pursuant to Rule 425 under the Securities Act

       .   Soliciting material pursuant to Rule 14a-12 under the Exchange Act

       .   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

       .   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 1, 2012 Eric Anderson resigned from all officer and director positions with the corporation.  Mr. Anderson had no disagreements with the registrant and appointed the following to serve until the next regularly scheduled election.

Set forth below are the names and ages of our executive officers.

Name	Age	Position
Michael O’Derrick	71	Chairman of the Board
Mark Mroczkowski	58	President and Chief Executive Officer and Director
Tim Elias	49	Chief Operating Officer
Ron Davis	69	Director

Board of Directors

The number of Directors of the Corporation shall be fixed by the Board of Directors, but in no event shall be less than one.  Each Director shall hold office until the next annual meeting of shareholder and until his successor shall have been elected and qualified. Our Board is currently comprised of the following three directors.

Name	Age	Position
Michael O’Derrick	71	Chairman of the Board
Mark Mroczkowski	58	President and Chief Executive Officer and Director
Ronald A. Davis	69	Director

Our management team consists of the following persons who are experienced in oil & gas and business management:

Michael O’Derrick is a partner in Financial Heritage Holdings, LLC, since 2007, the firm provides financial advisory services to companies specializing in the biotechnology, energy and telecommunication sectors.  The firm engages in structuring and providing both debt and equity to private and public companies. Michael currently has served as a Director and major shareholder of Demegen Pharmaceutical since 1998. The company has developed synthetic peptides providing research in prostate cancer with leading research groups such as the Pittsburg Medical University, Duke University, West Coast Cancer Society and Dow Pharmaceuticals. In addition, Michael has served as an advisor to BioChemics, Inc, beginning in 2006, the company has developed a trans-dermal delivery system for application in the fields of diabetic neuropathy and ibuprofen. The company currently has a market value in excess of $1.2 Billion. Michael has served as Vice President of Peak Capital Corp. beginning in 2001 to 2007, where his responsibilities included approval of client underwritings and negotiating with new firm clients. Prior to joining Peak Capital, Michael served as a Partner with Ellaway Asset Management/ Sainsbury Asset Management, an international hedge fund that specialized in alternative asset class investing, from 1993 to 2001.  Michael founded Source Capital Partners Fund, LLC. in 1993 It’s strategy was to invest in Fidelity’s forty-one ETF’s thereby providing a long and short position for the fund. Michael also founded, and served as marketing director for, Basic Energy Management where he was responsible for the marketing and sale of oil and gas prospects for the company’s producing properties in Colorado, Oklahoma, Texas and Louisiana. Mr. O’Derrick has over 35 years of executive level leadership experience including his term as President and CEO of a $250 million organization. He is accomplished in defining vision, setting strategic direction and assembling teams that build shareholder value. In addition, his experience covers many facets of finance including money management, hedge fund management, investment banking, equipment leasing and oil & gas finance.

Mr. O’Derrick was selected to serve as a member of our Board of Directors because of his diverse entrepreneurial and business experiences his finance and investment banking experience and his oil & gas industry experience.

Mark Mroczkowski has been appointed President and CEO and to our board of directors.  Mr. Mroczkowski has served as CFO for MediaNet Group Technologies, Inc. since September 2010 and as an independent financial consultant and advisor to businesses since May 2008.  From July 2000 until April 2008, Mr. Mroczkowski served as the CFO and COO for publicly held Sequiam Corporation, a biometric original equipment manufacturing (OEM) and original design manufacturer (ODM) software and hardware company, with engineering, manufacturing and sales facilities in Taiwan, China and South Africa. He was also a member of Sequiam’s Board of Directors. Sequiam filed for Chapter 11 Bankruptcy in 2008. Mr. Mroczkowski has also served as CFO for GeoStar Corporation, from July 1996 to December 1999, a private company with oil and gas exploration operations and five oil field service companies located throughout Michigan, Ohio, Kentucky, Illinois Texas, Wyoming, and Queensland and New South Wales. During his career, Mr. Mroczkowski has founded a firm of Certified Public Accountants and co-founded Petro 7, Inc., an independent oil & gas exploration company, an import export company, and a technology company.  Mr. Mroczkowski began his career with a Big 4 accounting firm; he holds a Bachelor of Science from the Florida State University and is a Florida CPA.

Mr. Mroczkowski was selected to serve as a member of our Board of Directors because of his diverse entrepreneurial and business experiences, his accounting and finance experience and his oil & gas industry experience.

Tim Elias has been appointed as our COO.  Mr. Elias is president of Enterprise Energy Exploration, Inc. and TD Energy Inc. and the managing member of Shale Gas Partners LLC and Cherokee Basin Exploration Company LLC. A native of Tulsa, Oklahoma Mr. Elias started working for his family in the oil and gas industry from 1979 until 1989 pumping wells, changing gas charts, scheduling and supervising contractors, overseeing leasing program, negotiating surface damages, drill site preparation, running long string, well head hook up; stimulation design and overseeing surface facility build out. In 1989 Mr. Elias formed Enterprise Exploration Inc. and initiated the discovery of certain Prue, Gilcrease, Red Fork and Penn unconformity sands in Okfuskee and Creek counties and several unconventional fields in McIntosh and Pawnee counties. All were fields that proved to be highly successful. Mr. Elias has drilled and completed over 80 oil and gas wells and has made numerous oilfield acquisitions and discoveries and he presently operates leaseholds in Okfuskee and Pawnee counties. Mr. Elias is a hands-on manager who oversees the technical aspects of drilling and completion operations.

Ronald A. Davis commenced his career at Goldman Sachs & Co. in 1964 as an office boy. Following the completion of graduate school at the University of Southern California and military service, Mr. Davis returned to Goldman Sachs where he worked until joining Dean Witter & Co. (now Morgan Stanley). Areas of work responsibility included syndication and institutional sales. In February 2008, Mr. Davis founded Genesis Corporate Development, LLC and was the managing director where he provided business consulting services to start-up companies. Mr. Davis advised on such matters as business plan development, identifying angel groups interested in investments similar to the client’s project, and assisted with writing and developing business and finance strategies. Prior to Genesis Corporate Development, Mr. Davis operated his consulting services through Heartland Managed Risk, LLC and Walker, Bannister & Dunn, LLC. Through this business Mr. Davis provided specialized consulting services to businesses seeking private and public equity financing. Though most of Mr. Davis' experience on Wall Street was in the area of syndication and institutional sales, since leaving those positions, he has 25 years’ experience in various aspects of merger and acquisition.  Mr. Davis is a member of the National Investment Bankers Association and Financial Services Exchange. He is also connected to the Chinese Market and investment bankers and attorneys located in Viet Nam, Brazil and Malaysia.

Mr. Davis was selected to serve as a member of our Board of Directors because of his diverse entrepreneurial and business experiences and his finance and investment banking experience.

None of the officers and directors listed above have been involved any of the legal proceedings set forth in Item 401(f) of Regulation S-K in the past ten years except that Mr. Mroczkowski was CFO at Sequiam Corporation when it filed for bankruptcy in March 2008.

Exhibits

No.	Exhibits
None.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated  April 4, 2012

SOURCE ROCK, INC.

By: /s/ Mark Mroczkowski

       Mark Mroczkowski, President and

       Chief Executive Officer

EXHIBIT INDEX

Exhibits

No.	Exhibits
None.

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